Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

OF

ANGELIQUE G. BRUNNER

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Graham J. Wootten and Nishil Patel, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned, in the undersigned’s capacity as a trustee nominee and, when elected, trustee of Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”) to:

1.	prepare, execute, acknowledge, deliver and file in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”), a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain or update codes and passwords for the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

2.	prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of the Trust required to be filed with the SEC, any national securities exchanges and the Trust pursuant to Section 16(a) of the Exchange Act;

3.	seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Trust’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(i)	This Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information.

(ii)	Any documents prepared and/or executed by either of such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable.

(iii)	Neither the Trust nor either of such attorneys-in-fact assumes (A) any liability for the undersigned’s responsibility to comply with the requirement of applicable securities laws, (B) any liability of the undersigned for any failure to comply with such requirements, or (C) any obligation or liability of the undersigned for profit disgorgement under applicable securities laws.

(iv)	This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under applicable securities laws, including without limitation the reporting requirements under applicable securities laws.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto) with respect to the undersigned’s holdings and transactions in securities issued by the Trust, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

[Signature Page Below]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of May, 2018.

/s/ Angelique G. Brunner
Angelique G. Brunner